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                            CERTIFICATE OF AMENDMENT

                                       OF

                                AVALON CABLE LLC

     AVALON CABLE LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

     1. Article 1. of the Certificate of Formation of the Limited Liability Company is hereby amended to read as follows:

          1. Name. The name of the Limited Liability Company is CC V HOLDINGS,
     LLC

     2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

     IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 14th day of December, 1999.

                                          /s/  LINDA C. REISNER
                                          --------------------------------------
                                          Name: Linda C. Reisner, Vice President
                                          Authorized Person

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 12/14/1999
                                                       991538103 -- 2958104
                                       E-3